Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

Carpenter Technology Announces Additional Actions to Enhance Long-Term Success

Philadelphia, PA (June 4, 2020) – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced a set of company-wide actions to strengthen performance. The plan builds upon targeted initiatives previously announced by the Company in conjunction with its fiscal third quarter 2020 results.

“The COVID-19 pandemic has created challenges that we have met head on,” said Tony R. Thene, President and CEO. “Our business remains firmly on the foundation that has been built over 130 years as a recognized leader in high performance specialty alloy-based materials and process solutions for critical applications. The actions we are announcing today as well as those already deployed are expected to make us even stronger.”

The plan includes reducing approximately 20% of the Company’s total global salaried positions. This action is expected to generate approximately $30 to $35 million of annual cost savings. The Company expects to record a pre-tax charge of approximately $10 million in the fourth quarter of fiscal year 2020 as a result of implementing the position eliminations.

In addition to the restructuring announced today, the Company has taken other significant actions to position itself to manage through the market disruption caused by COVID-19 and strengthen its foundation for sustainable long-term growth and value creation. These measures include:

•	Reviewing and prioritizing capital investments to target existing and future growth markets. We expect this action will improve our cash flow by $50 million in fiscal year 2021.

•	Implementing a global hiring freeze and deferring annual merit increases for most salaried employees.

•	Effecting temporary furloughs for certain production, maintenance and salaried employees.

•	Executing targeted portfolio actions including the decision to exit the Amega West oil and gas business and the idling of powder facilities in Rhode Island and West Virginia.

Collectively, the actions are expected to generate $60 to $70 million of annual cost savings in addition to the significant cash benefits expected to be realized.

“Although difficult, we have taken thoughtful and aggressive actions to combat the uncertainty in the near-term environment,” said Tony R. Thene, President and CEO. “Our actions are focused on the future and are expected to have a significant impact on profitability and free cash flow in fiscal year 2021 and beyond. We have an impressive manufacturing footprint that includes unique assets capable of producing products that only a few in the world can match. Our facilities have been continuously operating during the crisis, as our safety culture provided a solid foundation for quickly adapting to the current challenges. The long-term outlook for our key end-use markets remains solid and we have significantly bolstered our position during these uncertain times by demonstrating our resilience in support of our customers’ needs.”

In addition, the Company is withdrawing its previously provided segment operating income outlook for the current quarter. In the near-term, visibility is limited as the Company’s customers and related supply chains adjust to the economic disruption caused by the COVID-19 pandemic. Customer demand patterns also continue to be impacted by uncertainty in the Aerospace supply chain as a result of changing expectations for airplane build rates. In addition to the near-term uncertainty in demand patterns, the rigorous protocols implemented to ensure the safety of all our employees are impacting production output. The Company’s current focus remains on protecting employees and maintaining strong liquidity in the near term. With that focus, the Company expects to generate a meaningful amount of cash flow in the fourth quarter of fiscal year 2020 to bolster an already healthy liquidity position.

As of March 31, 2020, the Company had $317 million of total liquidity including $93.0 million of cash and $224.1 million of available borrowings under the Company’s credit facility.

Mr. Thene further stated, “Carpenter Technology has a long and proud history that has included successfully responding to and navigating many challenges. We have taken decisive action to address the impact of COVID-19 and will continue to actively manage our business to drive long-term value creation. We believe the actions we announced today, together with the actions we have initiated over the last several months, will further strengthen the Company’s foundation for future growth.”

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2019, Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; and (18) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.